Exhibit 99.1

JOINT FILING AGREEMENT

This Joint Filing Agreement, dated as of October 4, 2024 (this “Agreement”), is between Amentum Joint Venture LP, a Delaware limited partnership (“Amentum JV”), and Amentum Joint Venture GP LLC, a Delaware limited liability company (“Amentum GP” and, together with Amentum JV, the “Joint Filers”).  In accordance with Rule 13(d)-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the Joint Filers hereby agrees to the joint filing of a statement on Schedule 13D (including any and all amendments thereto) on its behalf with respect to shares of common stock, par value $0.01 per share, of Amentum Holdings, Inc., a Delaware corporation, and that this Agreement may be included as an exhibit to such joint filing.

Each of the Joint Filers further agrees that it is responsible for the timely filing of such statement on Schedule 13D and any amendments thereto insofar as it relates to such Joint Filer’s obligation under Section 13(d) of the Exchange Act, and for the accuracy and completeness of the information concerning such Joint Filer contained therein, provided, however, that no Joint Filer is responsible for the accuracy or completeness of the information concerning the other Joint Filer contained therein, unless such Joint Filer knows or has reason to believe that such information is inaccurate. Each Joint Filer shall be entitled to file, separately from the other Joint Filer, any amendments to the information concerning such Joint Filer that it shall deem necessary or desirable.

This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 4th day of October, 2024.

[Signature Page Follows]

AMENTUM JOINT VENTURE LP
By: Amentum Joint Venture GP LLC, its general partner

By:

/s/ Eric L. Schondorf
	Name:	Eric L. Schondorf
	Title:	Authorized Signatory

By:

/s/ James C. Pickel, Jr.
	Name:	James C. Pickel, Jr.
	Title:	Authorized Signatory

AMENTUM JOINT VENTURE GP LLC

By:

/s/ Eric L. Schondorf
	Name:	Eric L. Schondorf
	Title:	Authorized Signatory

By:

/s/ James C. Pickel, Jr.
	Name:	James C. Pickel, Jr.
	Title:	Authorized Signatory

[Signature Page to Joint Filing Agreement]